(LETTERHEAD OF LEVINE, HUGHES & HITHUEN, INC.)

August 18, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read the disclosures provided by ThermoElastic Technologies, Inc. (Commission File Number 333-92463), formerly known as LPR Cybertek, in its filing on Form 8-K/A dated August 18, 2000 and that there are no disagreements regarding the statements made under Item 4 - Change in Registrant's Certifying Accountant.

Yours truly,

LEVINE, HUGHES & MITHUEN, INC.



/s/ Levine, Hughes & Mithuen, Inc.